                                                                   EXHIBIT 10.51


This Ithaca Software HOOPS Distribution License Agreement ('Agreement') is made as of July 2, 1991 between Ithaca Software, a California corporation, with its principal place of business in Alameda, California ("Ithaca") and IMSL, Inc, a Texas corporation (including all subsidiaries and affiliates), with its principal place of business in Houston, Texas ("Licensee")

Whereas, Ithaca is in the business of developing and marketing the HOOPS/(R)/ Graphics System; and

Whereas, Licensee is in the business of developing certain computer software products and wishes to obtain a license from Ithaca for the purposes of developing and distributing computer applications that incorporate HOOPS.

The parties agree as follows:

1.  DEFINITIONS

A. HOOPS" means the HOOPS software in object code form only, its documentation and related technology, as licensed to Licensee by Ithaca under this Agreement.

B. "HOOPS Application" means, except as otherwise provided, software which results from Licensee's integration of all or part of HOOPS with other software in a binary non-linkable form.

C. "Development System" means the particular computer system(s) under the control of Licensee which Licensee is authorized to use in connection with HOOPS to develop HOOPS Applications.

D. "Development Site" means the location(s) at which the Development System(s) is/are located.

E. "Sublicensee" means any legal entity or person that acquires any rights to possess, use, license, transfer or market HOOPS Applications, but does not include End Users, but does include Licensee VARs and OEMs.

F. "End User" means any legal entity or person that acquires any rights to possess or use HOOPS Applications, but does not include the right to license, transfer or market HOOPS Applications.

G. "Obfuscated Source Code" means an encrypted form of HOOPS source code that enables Licensee to port HOOPS to unsupported Ithaca platforms and to link HOOPS with other libraries, i.e., device drivers.

2.  LICENSE

Ithaca grants to Licensee, for the term of this Agreement, and subject to the conditions of this Agreement, a non-exclusive, non-transferable license to use HOOPS to develop HOOPS Applications. Notwithstanding anything to the contrary, Ithaca's license to Licensee shall include the right (a) to use Obfuscated Source Code for the sole purpose of porting HOOPS to platforms not supported by Ithaca and for disguising the HOOPS subroutine interface, and (b) to contract with third parties to assist Licensee in possible porting activities not confined to the Development System or the Development Site, in which case such third parties shall be bound by an agreement containing confidentiality, non-disclosure and non-distribution obligations regarding HOOPS acceptable to Ithaca, which acceptance shall not be unreasonably withheld Licensee hereby guarantees the full performance of said obligations by such third parties.

HOOPS may only be used at the Development Site(s) on the Development System(s) specified in Appendix A of this Agreement Licensee shall not make, or assist others to make, any copies of HOOPS, except for copies necessary for backup and archival purposes (with proper inclusion where they appear of copyright and/or proprietary rights notices placed on them by Ithaca). Licensee shall not make, or assist others to make, any copies of HOOPS Applications, except for copies necessary for distribution to Sublicensees or End Users, and those copies necessary for Licensee's internal use for backup, testing, demonstration, training, and sales promotion purposes by its own personnel (with proper inclusion where they appear of copyright and/or proprietary nights notices placed on them by Ithaca) All copies of HOOPS and HOOPS Applications shall contain a statement in form agreeable to Ithaca that HOOPS is a proprietary and copyrighted software product containing confidential trade secret information belonging to Ithaca.

Licensee may copy, sublicense, transfer and market the HOOPS Applications identified in Appendix B of this Agreement; provided, that (i) HOOPS is embedded
                                            --------------
in the HOOPS Application only in a binary non-linkable form or disguised linkable form that is not directly accessible to users of the HOOPS Application,
(ii) the HOOPS Application adds substantial value to HOOPS, and {!it) the HOOPS Application does not duplicate the functional or programming interface of HOOPS.

                                                                     Rev 5/22/91
foregoing, at Licensee's option, Licensee may license additional versions or copies of HOOPS from Ithaca by delivering to Ithaca a duly-authorized purchase order for such software and its support, provided that such purchase order incorporates by reference the terms and conditions of this Agreement. In such circumstance, the use of such software and its support shall be deemed to be subject to the terms and conditions of this Agreement, and shall not be subject to any conflicting provisions of the purchase order. Paragraphs 5, 6, 7, 8 and 10 shall survive termination or expiration of this Agreement. The terms of this Agreement shall not be valid unless the Agreement is signed by Licensee and returned to Ithaca within thirty (30) days of its receipt by Licensee and shall not be modified by any purchase order or acknowledgment, even though Ithaca may have signed such a document. Notices, purchase orders, payment or other correspondence required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if served personally, or if sent by first class mail, postage prepaid, or by FAX, addressed to the addresses set forth below or such other addresses as the parties may designate by notice to the other. HOOPS shall not be exported from the United States contrary to the regulations of the United States Government. HOOPS is provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, and in subparagraphs
(a) through (d) of the Commercial Computer-Restricted Rights clause at FAR 52.227-19, and in similar clauses in the NASA FAR Supplement, when applicable. This Agreement may be accepted by Ithaca only in Alameda, California. This Agreement shall be binding on, and shall inure to the benefit of. the parties to it and their respective successors and permitted assigns. The terms of this Agreement shall only be disclosed by Licensee to those of its employees and agents who need to know them in order to carry out their responsibilities to Licensee. The parties have executed this Agreement as of the date first above written.

The following appendices are attached and incorporated into this Agreement:

Appendix A: Development Environment and Fees
Appendix B: HOOPS Applications and Royalties

ITHACA SOFTWARE
1001 Marina Village Parkway
Alameda, CA 94501
FAX: /s/ Stephen F. Mendel
    -----------------------------
    Stephen F. Mendel, President

LICENSEE                            Licensee's Notice Address:

by: /s/ William P. Hayes III        2500 City West Boulevard
Name                                Houston, TX 77042-3020


                            Licensee's Billing Address (if different than above)

                                      FAX:

                                  APPENDIX A
                                  ----------

DEVELOPMENT ENVIRONMENT AND FEES

HOOPS SPECIFICATION;
--------------------

Version 2.20 Reference Manual

DEVELOPMENT SYSTEM(S);
----------------------

Fifteen (15) seats of any combination at any time on any or all of the platforms currently supported by Ithaca as shown in Exhibit 1 attached hereto, i.e., Ithaca will provide one (1) copy of HOOPS for each platform currently supported by Ithaca requested by Licensee for use by up to, fifteen (15) of Licensee's software engineers or contract engineers.

DEVELOPMENT SITE(S);
--------------------

IMSL, Inc.
2500 City West Boulevard
Houston, TX 77042-3020

LICENSE FEE:
------------

A.    Software Developer Program       License Fee
      --------------------------       -----------

      Fifteen (15) seats total on any      $65,000
      or all of the platforms currently
      supported by Ithaca

B.    Porting Source License           License Fee
      ----------------------

      Obfuscated Source Code               $54,000

If Licensee has subscribed to Ithaca's Software Developer Program, the license granted hereunder includes one (1) development license seat for each platform supported by Ithaca as of the date of this Agreement and Ithaca's Preferred Customer Support Package, as described in Paragraph 4 ("Support and Maintenance') of this Agreement.

MAINTENANCE AND SUPPORT FEE:
----------------------------

A.    Preferred Customer Support Package  Second Year Annual Maintenance Fee
      ----------------------------------  ----------------------------------

      Software Developer Program                 $30,000 (1/1/93 - 12/31/93)

B.    Porting- Source License             Second Year Annual Maintenance Fee
      -----------------------             ----------------------------------

      Obfuscated Source Code              $10,000 (1/1/93 - 12/31/93)

If Maintenance and Support includes Obfuscated Source Code, Ithaca is not responsible for the proper functioning of any code written by Licensee.

Maintenance and support for subsequent time periods beyond the second year will be provided, as available, in accordance with Ithaca's then current terms, conditions and charges (which shall not increase on a cumulative basis more than ten percent (10%) per year). Licensee will be required to pay a charge equal to one and one-half times the total maintenance fees for the period(s) during which HOOPS was not under support and maintenance in order to obtain HOOPS support and maintenance in the event of non-continuous service (ie., not having support and maintenance n force after the first eighteen (18) months support and maintenance, or at any time thereafter).

Designated Site Coordinator: Mike West

Telephone No.: 713-782-6060

Alternate Site Coordinator: John Florence

Telephone No.: 713-782-6060

                                  APPENDIX 8
                                  ----------

HOOPS APPLICATIONS

Name of HOOPS Application
-------------------------

     Exponent Graphics

Short description of HOOPS Application
--------------------------------------

     Creation of custom graphs for scientific and engineering applications

Royalty Prepayment Amount
-------------------------

     $40,000

     The greater of (a) seventy-five dollars ($75) per HOOPS Application unit, or (b) five percent (5%) of revenue received by Licensee, or any of its subsidiaries or affiliates, from one or more HOOPS Applications (applicable to Runtime and "Update fees). Revenue for purposes of the above sentence is all amounts attributable to licensing, sublicensing or granting the right to use a HOOPS Application, but not including shipping costs, sales taxes and standard discounts provided to distributors, agents, VARs, OEMs, or end-users

                           HOOPS(R) GRAPHICS SYSTEM
                      SOFTWARE DEVELOPER RESELLER PROGRAM
                      -----------------------------------

 .    One (1) development license seat for each platform currently supported by
     Ithaca Software (presently 15 total)

 .    Subsequent development licenses at 40% discount ??

 .    HOOPS run-time distribution agreement

 .    Preferred Customer Support Package - One Year

     .  Four (4) training course credits for HOOPS 101 or 201

     .  Five (5) days of on-site consulting assistance (maximum 2 site visits)

     .  Design consulting system support

     .  Subsequent consulting available at 25% discount

     .  Early Beta releases of HOOPS

     .  Input to future product directions through the Developer Forum

     .  On-line bulletin board of recent updates/information

     .  Special toll-free 800 hotline access with guaranteed response

     *  Annual maintenance, documentation, and updates

First Year:.        $65,000

Second Year:.       $30,000 (Preferred Customer Support Package)

                                                           1/4/91

                          HOOPS(R) GRAPHICS SYSTEM
                      SOFTWARE DEVELOPER RESELLER PROGRAM
                      -----------------------------------

     One (1) development license seat for each platform currently supported by Ithaca Software (presently 15 total)

     Subsequent development licenses at 40% discount

     HOOPS run-time distribution agreement

     Preferred Customer Support Package - One Year

     .  Four (4) training course credits for HOOPS 101 or 201

     . Five (5) days of on-site consulting assistance (maximum 2 site visits) Design consulting system support

     .    Subsequent consulting available at 25% discount

     .    Early Beta releases of HOOPS

     .    Input to future product directions through the Developer Forum

     .    On-line bulletin board of recent updates/information

     .    Special toll-free 800 hotline access with guaranteed response

     .    Annual maintenance, documentation, and updates

First Year..                  $65,000

Second Year:.                 $30,000 (Preferred Customer Support Package)

                            AMENDMENT NUMBER ONE TO
                          ITHACA SOFTWARE HOOPS(R)
                   DISTRIBUTION LICENSE AGREEMENT #D0791-004

This Amendment Number One to Ithaca Software HOOPS Distribution License Agreement #D0791-004 ("Amendment) between Ithaca Software ("Ithaca") and IMSL, Inc. ("Licensee"), is dated as of September 23, 1992.

The parties agree to amend the Ithaca Software HOOPS Distribution License Agreement #D0791-004 ("Agreement") as set forth below:

1. Priority Service replaces Preferred Customer Support for the second year maintenance period (January 1, 1993 - December 31, 1993) at an annual fee of $25,000.

2. Annual Update Service replaces Basic Support for Obfuscated Source Code for the second year maintenance period (January 1, 1993 - December 31, 1993) at an annual fee of $10,000.

3. Payments for the second year maintenance period (January 1, 1993 - December 31, 1993) will be made as follows:

     $8,750 due and payable on or before January 1, 1993;
     $8,750 due and payable on or before April 1, 1993;
     $8,750 due and payable on or before July 1, 1993;
     $8,750 due and payable on or before October 1, 1993.

4. A description of Annual Update Service and Priority Service is attached hereto.

5. All other terms and conditions of the Agreement shall continue to be in full force and effect. In the event of an inconsistency or conflict between the terms and conditions of the Agreement and this Amendment, the terms and conditions of this Amendment shall prevail.


The parties have caused their duly authorized representatives to execute this Amendment as of the date first written above.

ITHACA SOFTWARE                    IMSL,
By: /s/ Stephen F. Mendel          By: /s/ Ted Charter
   ------------------------           ----------------------
    Stephen F. Mendel                  Ted Charter
    President                      Title: Exec. VP & CEO

CUSTOMER SUPPORT SERVICES

                           CUSTOMER SUPPORT SERVICES
ANNUAL UPDATE FEES

  Included with Annual Update Service. Customers receive:

  1. "Major" and "minor" update releases are provided with payment of Annual Update Fees. These versions are numbered as X.X (such as 2.2 or 3.0) and provide new functionality and defect corrections.

  2. At times, customers have questions regarding the operation or proper use of Ithaca's products. Customers may telephone Ithaca (on the standard, non-toll-free number) to ask these questions.

DEVELOPER SUPPORT

  Included with Distribution Starter Kit (DSK). In addition to all items listed for Annual Update Service, customers receive:

  1. When a customer detects a software error, the customer may telephone Ithaca to report the problem. Problems which Ithaca determines to be "serious" are usury fixed in the next major or minor release. Those which are not "serious" may be fixed in a later release. Occasionally, a problem may be found which Ithaca determines is serious enough to warrant the short-term release of a correction on all or some supported platforms. These "maintenance" versions are numbered as X.XX (such as 2.12 or 3.01) and correct these short-term deficiencies. The customer reporting the problem, and others who also indicate they have the problem, are provided the maintenance release.

  2. Customers may suggest enhancements that might be made to Ithaca's product, in future releases, These suggestions can be made either through telephone conversations, regular mail, or communications through the Ithaca Software Electronic Bulletin Board.

  3. For those problems which fall outside the bounds of Developer Support, customers may contract with Ithaca for additional consulting assistance. Customers may also register users tn me waning courses.

  4. Standard access to the Ithaca Software Electronic Bulletin Board is permitted. Customers may download various Ides. upload short examples of problems, and read product bulletins,

  5. DSK customers with Developer Support receive one credit for one day of on-site consulting regarding their application(s). Expenses are charged to the customer. Use of this credit must be completed during the first year of the license.

  6. DSK customers with Developer Support receive one credit for one training course to be given at Ithaca's training center in Alameda, California. One training credit entitles one person to attend one training course. Use of this credit must be completed during the fast year of the license.

  7. Customers are charged Annual Update Fees per platform/per seat in addition to Developer Support Fees.

  8. Developer Support renewal does not include any consulting or training credits.

HOOPS(R) Support Fee Schedule

        Annual Update Fees
        ------------------
        Workstation              5750 Per Seat
        Personal Computer        5375 Per Seat

        Developer  Support
        ---------  -------
        First Year               56.000 in addition to per seat update fees
        Renewal                  $5.000 in addition to per seat update fees

HOOPS A.I.R.(TM) Add-On Support Fee Schedule

        Annual Update Fees
        ------------------
        Workstation Scats        $300 Per Seat
        Personal Computer Seats  $150 Per Seat

        Developer Support
        -----------------
        First Year               $2.400 in addition to per seat Update Fees

     CUSTOMER SUPPORT SERVICES

PRIORITY SERVICE ("PRIORITY")
  Included with entry into the Developer Portability Program (DPP). In addition to all items listed for Developer Support, customers receive:

  1. Two designated individuals within the customer's organization may contact Ithaca through a toll-free hotline. These calls can be for questions about Ithaca's products, reporting defects. or suggesting enhancements.

  2. "Serious" defects reported by Priority customers receive "priority" treatment and are addressed on an expedited "best efforts" basis. Corrections to these problems may be made in either a general maintenance release, or through an "emergency" release sent to the reporting customer.

  3. Suggested enhancements are given "priority" treatment in deciding the contents of upcoming releases. At times, Ithaca may poll its Priority customers to find out which proposed enhancements might be the most beneficial to them, or to determine how to best implement proposed enhancements.

  4. At times, Priority customers may participate in Ithaca's BETA Testing Program. Customers are provided first access to preliminary versions of new releases. This permits customers to get a jump start on the incorporation of new features into their own application(s). In exchange, customers are asked to report progress regarding their testing hack to Ithaca.

  5. Priority customers receive preferred access to the Ithaca Software Electronic Bulletin Board.

  6. DPP customers with Priority receive five credits for five clays of on-site design consulting regarding their application(s). There is a maximum of two trips to the site, and expenses are charged to the customer. Use of credits must be completed during the first year of the license.

  7. DPP customers with Priority receive three credits for three training courses to be given at Ithaca's training center in Alameda, California. One training credit entitles one person to attend one training course. Use of these credits must be completed during the first year of the license.

  8. Priority customers pay a flat annual fee that encompasses all the training and consulting services and maintenance support offerings described above.

  9. Priority renewal does not include any design consulting or training credits.

HOOPS(R) Support Fee Schedule

Priority Service
----------------
First Year          Included with Developer Portability Program
Renewal             $25,000

HOOPS A.I.R.(TM) Add-On Support Fee Schedule

Priority Service
----------------
First Year          Included with HOOPS A.I.R. Add-On Developer Portability
                    Program
Renewal             $ 10,000

               Note: This information is subject to change without notice.

                            AMENDMENT NUMBER TWO TO
                            ITHACA SOFTWARE'S HOOPS
                   DISTRIBUTION LICENSE AGREEMENT #D0791-004

This Amendment Number One to Ithaca Software's HOOPS(R) Distribution License Agreement #D0791-004 ("the Amendment") between Ithaca Software ("Ithaca") and IMSL, Inc. ("Licensee") is made as of June 9, 1993.

The parties agree to amend the Agreement as follows:

1. Ithaca acknowledges that IMSL is doing business as, and will change its name to, Visual Numerics, Inc. and that the Agreement is hereby amended to include in the term "Licensee", IMSL, Inc. d.b.a. Visual Numerics, Inc. and its wholly-owned subsidiary, Visual Numerics, Inc. of Colorado.

2. Licensee's address is 9990 Richmond Avenue, Suite 400, Houston, Texas, 77042-4548.

3. Licensee's VAR and OEM sublicenses and distributors (collectively, "Sublicensees") may copy, reproduce and distribute HOOPS Applications contained in or sold in conjunction with Licensee Software, provided Licensee shah ensure that (i) each Sublicensee signs a license agreement having copying and reproduction restrictions regarding the HOOPS Applications which are no less restrictive than those applicable to Licensee under the Agreement, and (ii) Visual Numerics will, upon request, notify Ithaca of each and every Sublicensee authorized by Licensee to copy and distribute the HOOPS Applications and the address of each Sublicensee reproduction site.

4. The effective date of the Amendment Number Two shall be June 9, 1993.

The parties here to have caused their duly authorized representatives to execute this Amendment as of the date first written above.

   ITHACA SOFTWARE                    VISUAL NUMERICS, INC.
   by: /s/ Glen D. Vondrick
   Glen D. Vondrick                  by: /s/ William P. Hayes
                                        ------------------------
   Vice President of Sales           Title: Vice President - Marketing

Lloyd,

We will be adding two new' HOOPS modules to our current license agreement. They include: HOOPS IM and HOOPS Kanji version 2. Autodesk (Ithaca) has agreed to the following verbally:

1. The I.M. license will be a subset license. We will be able to utilize no more than !0 IM routines from the entire I.M. library. These routines will include at a minimum the routines listed below (see list at end of document).

2. We will have the option to upgrade the subset license to a full license within I year of purchase for $6,000.

3. The Kanji license will be a full module license.

4. Our support payments will not increase as a result of licensing these new
                             ---
modules

5. We will be licensed to utilize these modules on all HOOPS platforms that we are currently licensed or will be licensed in the future (i.e. if we buy a HOOPS license for a new platform, we don't have to buy a new platform license for these modules)

6. All Other provisions of the contract, including royalty payments should remain the same (i.e. we should not owe Autodesk additional royalty payments for these modules)

I.M. routines required
----------------------

HIC-Draw-Segment\\0\\
HIC-Clear Z Buffer\\0\\
HC-Set-Callback\\0\\

                                AMENDMENT FOUR
                                      TO
                             ITHACA SOFTWARE HOOPS
                   DISTRIBUTION LICENSE AGREEMENT D0791-004

This Amendment Four ("Amendment") to the Ithaca Software Hoops Distribution License Agreement D0791-004 ("Agreement") between Autodesk, Inc., the successor in interest to Ithaca Software ("Licensor") and Visual Numerics, Inc. ("Licensee") is effective October 20, 1995.

The parties hereto agree to amend the Agreement as follows:

1. The following HOOPS modules are hereby licensed to Licensee, and the definition of "HOOPS" in section I (A) and Appendix A is hereby' modified to include the following, in addition to and not in lieu of the HOOPS products heretofore licensed to Licensee:

(a)  a subset of the HOOPS I.M. Add-on Module consisting of no more than ten
(10) routines, to be selected in Licensee's discretion. The routines selected will include, but not be limited to, the following: HIC-Draw-Segment0 and HIC-Clear Z Buffer0.

(b)  HOOPS Kanji

2. The licenses granted herein for the I.M. Hoops module and HOOPS Kanji are coextensive with the HOOPS software heretofore licensed to Licensee, e.g. they are licensed for the same term (perpetual) and on the same platforms, and are subject to the same support obligations.

3. Licensee is not required to obfuscate the HOOPS libraries code, provided Licensee imbeds the HOOPS license key (via a call to Define-System-Options rather than set by the HOOPS-LICENSE environment variable) in distributed applications for platforms on which Licensee is licensed to use and distribute HOOPS.

4. Licensee shall have the option, but not the obligation, to upgrade the I.M. license set forth in section I hereinabove to a full license (i.e. one which includes all I.M. module routines), within one year from the effective date of this Amendment for an additional fee of $6000.

Except as amended herein, the Agreement shall remain in full force and effect.

AGREED:

Autodesk, Inc.                Visual Numerics, Inc.

by:

title: